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                                                                   EXHIBIT 21.01


                              MATERIAL SUBSIDIARIES


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
Name of Subsidiary                                            Jurisdiction of Incorporation
------------------                                            -----------------------------
The Art Institutes International, Inc.                        Pennsylvania
The Art Institute of Atlanta, Inc.                            Georgia
TAIC, Inc. d/b/a The Art Institute of California              California
The Art Institute of Charlotte, Inc.                          North Carolina
The Art Institute of Colorado, Inc.                           Colorado
The Art Institute of Dallas, Inc.                             Texas
The Art Institute of Fort Lauderdale, Inc.                    Florida
The Art Institute of Houston, Inc.                            Texas
The Illinois Institute of Art, Inc.                           Illinois
The Illinois Institute of  Art at Schaumburg, Inc.            Illinois
The Art Institute of Las Vegas, Inc.                          Nevada
The Art Institute of Los Angeles, Inc.                        California
The Art Institute of Los Angeles - Orange County, Inc.        California
Massachusetts Communications College                          Massachusetts
The Art Institutes International Minnesota, Inc.              Minnesota
The New York Restaurant School, Inc.                          New York
The Art Institute Online, Inc.                                Arizona
The Art Institute of Phoenix, Inc.                            Arizona
The Art Institutes International at Portland, Inc.            Oregon
The Art Institutes International at San Francisco, Inc.       California
The Art Institute of Seattle, Inc.                            Washington
The Art Institute of Washington, Inc.                         District of Columbia
The National Center for Professional Development, Inc.        Georgia
NCPT, Inc.                                                    Georgia
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